Exhibit 99.1
FOR IMMEDIATE RELEASE
Press Contacts:
Peter Olson
BUSINESS OBJECTS
+1.408.953.6320
peter.olson@businessobjects.com
Philippe Laguerre
BUSINESS OBJECTS
+33.1.41.25.38.15
philippe.laguerre@businessobjects.com
Investor Contact:
John Ederer
BUSINESS OBJECTS
+ 1.408.953.6064
john.ederer@businessobjects.com
BUSINESS OBJECTS COMPLETES ACQUISITION OF
ARMSTRONG LAING LIMITED
Acquisition Adds Leading Profitability Management and Activity Based Costing Solutions to
Business Objects Enterprise Performance Management Portfolio
SAN JOSE, Calif. and PARIS — Oct. 2, 2006 — Business Objects (Nasdaq: BOBJ; Euronext Paris ISIN code: FR0004026250 — BOB), the world’s leading provider of business intelligence (BI) solutions, today announced it has closed the acquisition of privately-held Armstrong Laing Limited (ALG Software), a leading provider of profitability management and activity based costing solutions.
“The acquisition of ALG Software demonstrates our commitment to bringing a complete range of enterprise performance management solutions to our customers,” said John Schwarz, CEO of Business Objects. “Our customers have told us that the ability to generate improved profitability and control costs is fast becoming one of their top priorities. By adding the leading provider of these solutions to our portfolio, we significantly broaden and deepen our EPM capabilities for our customers, and particularly, for the CFO and finance departments.”
The acquisition was an all-cash transaction of approximately £30 million GBP (approximately $56 million USD) for all outstanding shares of ALG Software by Business Objects (U.K.) Limited, a Business Objects wholly owned U.K. subsidiary, and will be accounted for under the

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Business Objects Completes Acquisition of Armstrong Laing Limited

purchase method of accounting. Total revenue for ALG Software was approximately $19 million for its fiscal year ended January 31, 2006.
With the addition of ALG Software, Business Objects expands its enterprise performance management (EPM) software portfolio with solutions for profitability management, activity based costing, predictive planning, and strategic business performance measurement. ALG Software’s profitability management and activity based costing solutions represent a fast-growing segment of the EPM market and complement the existing Business Objects EPM solutions. Today, more than 400 customers worldwide use ALG Software’s solutions, including American Express, British Airways, British Telecom, Heineken, HSBC, Royal Bank of Scotland, US Department of Labor, and WHSmith.
Business Objects plans to announce further details on the integration of ALG Software in November, from the Business Objects Insight Americas 2006 User Conference in San Francisco.
About Business Objects
Business Objects is the world’s leading business intelligence (BI) software company, with more than 39,000 customers worldwide, including over 80 percent of the Fortune 500. Business Objects helps organizations of all sizes create a trusted foundation for decision making, gain better insight into their business, and optimize performance. The company’s innovative business intelligence suite, BusinessObjects™ XI, offers the BI industry’s most advanced and complete solution for performance management, planning, reporting, query and analysis, and enterprise information management. BusinessObjects XI includes the award-winning Crystal line of reporting and data visualization software. Business Objects has also built the industry’s strongest and most diverse partner community, and offers consulting and education services to help customers effectively deploy their business intelligence projects.
Business Objects has dual headquarters in San Jose, Calif., and Paris, France. The company’s stock is traded on both the Nasdaq (BOBJ) and Euronext Paris (ISIN: FR0004026250 — BOB) stock exchanges. More information about Business Objects can be found at www.businessobjects.com.
Forward Looking Statements
This document contains forward-looking statements that involve risks and uncertainties concerning Business Objects’ products and services, ALG Software’s EPM solutions, the benefits to customers from the acquisition, Business Objects’ position in the EPM market, and impact of the transaction on Business Objects’ financial results. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties.
The potential risks and uncertainties include, among others: the tax impact of the acquisition on Business Objects, Business Objects’ ability to retain ALG Software’s employees, and Business Objects’ ability to realize other financial benefits from the proposed acquisition. More information about potential factors that could affect Business Objects’ business and financial results is included in Business Objects’ Form 10-Q for the quarter ended June 30, 2006 and Business Objects Form 10-K for the year ended December 31, 2005, which are on file with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s website at www.sec.gov. Business Objects is not obligated to and does not undertake any obligation to update these forward-looking statements to reflect events or circumstances after the date of this document.
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The Business Objects logo, BusinessObjects, Crystal Reports, Intelligent Question, and Xcelsius are trademarks or registered trademarks of Business Objects in the United States and/or other countries. All other names mentioned herein may be trademarks of their respective owners.